UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)        January 10, 2007
                                                 -------------------------------

                                 Six Flags, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                 1-13703                              13-3995059
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        (Commission File Number)           (IRS Employer Identification No.)

        1540 Broadway; 15th Floor
           New York, New York                               10036
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(Address of Principal Executive Offices)                  (Zip Code)

                                (212) 652-9403
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             (Registrant's Telephone Number, Including Area Code)


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        (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.
            ------------------------------------------

      On January 10, 2007, Six Flags Theme Parks Inc., Funtime, Inc., Elitch Garden Holdings G.P., Frontier City Properties, Inc., SF Splashtown GP Inc., SF Splashtown Inc. and Spring Beverage Holding Corp. (collectively, the "Sellers"), each a subsidiary of Six Flags, Inc. (the "Company"), entered into a Securities Purchase Agreement (the "Agreement") with PARC 7F-Operations Corporation ("PARC").

      Pursuant to the terms of the Agreement, the Sellers will sell to PARC all of the securities of the subsidiaries that own three of the Company's water parks and four of its theme parks for an aggregate purchase price of $312 million, consisting of $275 million in cash and a note receivable for $37 million. The note will have a 10 year term and will pay interest at 7.5% for the first two years and interest at 8.5% for the remaining term. The seven parks are Six Flags Darien Lake in Buffalo, NY; Waterworld USA in Concord, CA; Six Flags Elitch Gardens in Denver, CO; Splashtown in Houston, TX; Frontier City and the White Water Bay water park in Oklahoma City, OK; and Wild Waves and Enchanted Village in Seattle, WA. The purchase price will be increased for (i) marketing expenses over $1 million and capital expenditures over $650,000 spent or made between October 1, 2006 and the closing date on behalf of the parks being sold;
(ii) the consolidated cash of the parks being sold as of the closing date of the transaction; and (iii) all prepaid expenses and deposits made on behalf of the parks being sold, and will be decreased by (i) the revenues received by the parks being sold from sales or renewals of season passes, group bookings and promotions for the 2007 season; (ii) cash received by or on behalf of the parks being sold under sponsorship agreements for the 2007 season; and (iii) the excess, if any, of $650,000 over the capital expenditures made between October 1, 2006 and the closing date on behalf of the parks being sold. The sale is subject to satisfaction of customary closing conditions, including the receipt of required third party consents. The transaction is expected to be completed in March 2007.

      Simultaneous with the execution of the Agreement, PARC entered into an asset purchase agreement with CNL Income Properties Inc., a Florida-based real estate investment trust ("CNL"), pursuant to which CNL will acquire the assets of the seven parks for an aggregate purchase price of $312 million, consisting of $290 million in cash and a note receivable for $22 million. CNL will enter into a series of agreements to leaseback the properties to affiliates of PARC, which affiliates will then operate the parks.

      In connection with the leaseback agreements to be entered into between PARC and CNL, the Company has agreed to enter into a limited rent guaranty pursuant to which the Company will unconditionally guarantee the payment of rent by the PARC tenants in an amount up to $9,999,999, which amount will be decreased by $1 million on January 1 of each year. Affiliates of the PARC tenants have also agreed to enter into a limited rent guaranty pursuant to which they will unconditionally guarantee the payment of rent by the PARC tenants in an amount up to $10 million. The Company will not become obligated to make payments under its guaranty unless the affiliates of the PARC tenants (i) fail to pay the rent due under the leases or (ii) have made guaranty payments in an amount equal to $10 million. The promissory note to be delivered to Sellers pursuant to the Agreement will be subordinate to the leases for the parks and PARC's working capital facility.

      The foregoing description of the sale and the terms of the Agreement is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the press release announcing the sale is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.06   Material Impairments.
            --------------------

      The estimated combined net assets of the subsidiaries being sold (the "Subsidiaries"), as described in Item 1.01 above, as of December 31, 2006 (i.e., assets less liabilities, excluding allocable deferred tax assets and liabilities) approximate $365 million, of which goodwill comprises $145 million. As the net assets of the Subsidiaries were considered held for sale and the estimated carrying amount of the Subsidiaries was more than the contracted sales price, on December 31, 2006, the Company's management concluded that the Company will be required to record a non-cash impairment charge against assets held for sale in its consolidated financial statements for the year ended December 31, 2006 under Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144). The amount of the non-cash impairment charge to be reflected in the results of discontinued operations is expected to be between $70 million and $110 million, depending on the estimated fair value of the Subsidiaries less selling costs. The estimated fair value will consider the anticipated cash proceeds from the sales transaction, the valuation of the note receivable from PARC, and other appropriate appraisal considerations.

      The anticipated accounting for the sale of the Subsidiaries assumes that the Company would not be required to consolidate PARC under Financial Accounting Standards Board Interpretation No. 46(R) "Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51" (FIN 46R). Such an assumption depends on a variety of factors, including the capitalization of PARC and the expected future performance of the Subsidiaries' businesses. The Company is in the process of evaluating these factors. If PARC was required to be consolidated by the Company under FIN 46R, then the transaction would not be expected to result in an impairment charge under SFAS 144 in the Company's consolidated financial statements for the year ended December 31, 2006. However, the Subsidiaries' assets and liabilities would likely become part of a separate reporting unit for purposes of evaluating the recoverability of goodwill under Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets," which could result in a non-cash write-off of all or a portion of the $145 million of goodwill attributable to the Subsidiaries.

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
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(e) Employment Agreement. On January 16, 2007, the Company entered into an employment agreement with James M. Coughlin (the "Coughlin Agreement"), the Company's General Counsel. The Coughlin Agreement is for a term of three years. Pursuant to the Coughlin Agreement, Mr. Coughlin will receive (i) an annual salary of $503,928; (ii) a discretionary annual bonus; and (iii) discretionary grants of stock options or other equity awards. If Mr. Coughlin's employment is terminated without Cause or for Good Reason, as such terms are defined in the Coughlin Agreement, then Mr. Coughlin will be entitled to (i) receive (a) the unpaid balance of his annual salary, (b) any earned but unpaid bonus for the prior fiscal year, (c) any benefits due under any employee benefit plan and any payments due under the terms of any Company program, arrangement or agreement, excluding any severance plan or policy and (d) a lump sum severance payment equal to his then applicable base salary for the period commencing on the date of termination and ending on the last day of the term of the Coughlin Agreement; and (ii) full vesting of all previously granted equity awards granted on or after the effective date of the Coughlin Agreement.

      The Coughlin Agreement also contains a confidentiality provision and a one-year non-compete agreement. A copy of the Coughlin Agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

      Equity Awards. On January 16, 2007, the Company made the following stock option grants: Mark Shapiro, President and Chief Executive Officer--750,000 stock options, Jeffrey R. Speed, Chief Financial Officer--200,000 stock options (50,000 of which were made pursuant to Mr. Speed's employment agreement), James
M. Coughlin, General Counsel--50,000 stock options and John E. Bement, Jr., Senior Vice President, In-Park Services--10,000 stock options. The stock options have an exercise price equal to $6.24, have an eight-year term and will vest according to the following schedule: (i) 20% were exercisable on the date of grant and (ii) an additional 20% will become exercisable on each of the first four anniversaries of the date of grant. The stock option grants were made pursuant to board authorizations which required that the exercise price be the higher of (i) the average of the high and low sale price of common stock on November 20, 2006, the date of the initial authorization by the Board of Directors, and (ii) such average on the second business day following the Company's announcement of the results of the process undertaken to sell certain parks.

      On January 16, 2007, the Company also made the following awards of restricted stock: Mark Shapiro--250,000 shares, which will vest on January 1, 2011, and Jeffrey R. Speed--50,000 shares, one-third of which will vest on each of January 1, 2008, January 1, 2009 and January 1, 2010 (such grant made pursuant to Mr. Speed's employment agreement).

Item 9.01   Financial Statements and Exhibits.
            ---------------------------------

      (d)   Exhibits

     10.1 Securities Purchase Agreement by and among Six Flags Theme Parks Inc., Funtime, Inc., Elitch Garden Holdings G.P., Frontier City Properties, Inc., SF Splashtown GP Inc., SF Splashtown Inc., Spring Beverage Holding Corp. and PARC 7F-Operations Corporation, dated as of January 10, 2007.

     10.2   Form of Unsecured Subordinated Promissory Note.

     10.3   Form of Limited Rent Guaranty (Six Flags).

     10.4 Employment Agreement, dated as of January 1, 2007, by and between James M. Coughlin and Six Flags, Inc.

     99.1   Press Release, dated January 11, 2007.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SIX FLAGS, INC.


                                       By:   /s/ Jeffrey R. Speed
                                          --------------------------------------
                                          Name:  Jeffrey R. Speed
                                          Title: Executive Vice President and
                                                 Chief Financial Officer

Date: January 17, 2007

                                  EXHIBIT INDEX

                                                                Paper (P) or
    Exhibit No.                 Description                    Electronic (E)
   ------------   ------------------------------------------   --------------
        10.1      Securities Purchase Agreement by and among         E
                  Six Flags Theme Parks Inc., Funtime, Inc.,
                  Elitch Garden Holdings G.P., Frontier City
                  Properties, Inc., SF Splashtown GP Inc.,
                  SF Splashtown Inc., Spring Beverage
                  Holding Corp. and PARC 7F-Operations
                  Corporation, dated as of January 10, 2007.

        10.2      Form of Unsecured Subordinated Promissory          E
                  Note.

        10.3      Form of Limited Rent Guaranty (Six Flags).         E

        10.4      Employment Agreement, dated as of January          E
                  1, 2007, by and between James M. Coughlin and Six Flags, Inc.

        99.1      Press Release, dated January 11, 2007.             E